Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of the 6th day of October 2022, (the “Effective Date”) by and between Wytec International, Inc., a Nevada corporation (the “Company” or “Wytec”), and William H. Gray, an individual (“Gray”), with respect to the following facts:

R E C I T A L S

A.	Gray is the President of the Company and the holder of 1,000 shares of the Company’s Series C Preferred Stock (the “Series C Shares”), which are all of the issued and outstanding shares of the Company’s Series C Preferred Stock.

B.	The Company desires to exchange each Series C Share for 3,000 shares of the Company’s common stock (the “Shares”).

C.	Gray desires to exchange the Series C Shares for a total of 3,000,000 Shares (the “Exchange”).

D.	By executing this Agreement, Gray agrees to exchange the Series C Shares for Shares on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, and in light of the recitals stated above, the parties to this Agreement hereby agree as follows:

1.	Exchange for Shares.

Effective as of the first above written date of this Agreement, with the closing of the Exchange deemed to be effective on such date (the “Closing”), Gray hereby tenders the Series C Shares to the Company for cancellation in consideration for the issuance to Gray of 3,000,000 Shares. The Shares will be subject to the conditions of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to their transferability, unless and until they are registered with the Securities and Exchange Commission.

2.	Representations and Warranties of the Company.

The Company represents and warrants to Gray that now and as of the Closing:

2.1            Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

2.2            Subsidiaries. The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture, or other entity, other than as disclosed in its public reports and financial statements it filed with the Securities and Exchange Commission.

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2.3            Capitalization. Approximately 12,076,166 shares of common stock and 1,000 shares of Series C Preferred Stock are outstanding as of September 30, 2022. The Company has not granted registration rights to any person.

2.4            Litigation. To the Company’s knowledge, there is no claim, dispute, action, suit, proceeding or investigation pending or threatened against the Company which challenges the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty, or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality.

3.	Representations and Warranties of Gray.

Gray represents and warrants to the Company that now and as of the Closing:

3.1            Title to Series C Shares. Gray is the legal and beneficial owner of the Series C Shares and, upon consummation of the Exchange contemplated herein, the Company will acquire from Gray good and marketable title to such Series C Shares, free and clear of all liens and claims.

3.2            Access to Information. Gray hereby represents and warrants that prior to the execution of this Agreement by Gray, Gray has carefully reviewed the audited financial statements for the Company for the year ended December 31, 2021, and the unaudited financial statements at and for the six months ended June 30, 2022, copies of which are available in public reports filed by Wytec with the Securities and Exchange Commission at www.sec.gov., which include risk factors, updated business, financial and other information regarding the Company, and has carefully reviewed that information and the Executive Summary of the Company, dated September 15, 2022 (collectively the “Information”). As the Chairman, Chief Executive Officer and President of the Company, Gray has also had an opportunity to ask questions of and receive additional information from other members of the management of the Company before making an investment decision.

3.3            Sophistication and Knowledge. Gray is an “accredited investor” as that term is defined in Rule 501 of the Act, and acknowledges that he has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Gray’s investment through the Exchange, and to make an informed decision relating to it.

3.4            Evaluation of Risks. Gray has evaluated the risks of this investment in the Company, including those risks particularly described in the Information, and has determined that the investment is suitable for Gray. Gray has adequate financial resources for an investment of this character, and at this time can bear a complete loss of this investment. Gray understands that by making this Exchange, he is surrendering the voting power associated with owning the Series C Shares.

3.5            No Federal Registration. Gray understands that the Shares are not being registered under the Securities Act on the ground that the issuance thereof is exempt under Section 4(a)(2) of the Securities Act and Regulation D, promulgated thereunder as a transaction by an issuer not involving any public offering, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned’s representations and warranties.

3.6            No State Registration. Gray understands that the Shares are not being registered under state securities laws on the basis that the issuance thereof is exempt as an offer and sale not involving a public offering in such state. Gray understands that reliance on such exemptions is predicated in part on the truth and accuracy of Gray’s representations and warranties.

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3.7            Acknowledgment of No Liquidity. Gray has no need for any liquidity in this investment and is able to bear the economic risk of this investment for an indefinite period of time. Gray has been advised and is aware that (i) it may not be possible to liquidate the investment readily; (ii) he must bear the economic risk of his investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act or state law and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state law, or an exemption from such registration is available; (iii) a legend as to the restrictions on transferability of the Shares referred to herein will be made on the documents evidencing the Shares, and (iv) a notation in the appropriate records of the Company will be made with respect to any restrictions on transfer of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of any Shares unless such Shares have been registered under the Securities Act and the applicable state securities laws, or an exemption from registration is available. The restrictive legend on the book entry form or certificates will essentially state as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, CONVEYED, HYPOTHECATED OR OTHERWISE ASSIGNED UNLESS THEY ARE REGISTERED UNDER THE ACT OR UNLESS AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY IS PRESENTED INDICATING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

3.8            Authority. This Agreement and all other documents executed in connection with this acquisition of Shares are valid, binding, and enforceable agreements of Gray.

3.9            Acknowledgment of Investment Risks and Surrender of Voting Control. Gray hereby understands and acknowledges the risk factors relating to this investment, including but not limited to those described in the Information, and the surrender of voting control effected by the Exchange, by virtue of his transfer of the Series C Shares to the Company upon the Closing of the Exchange. The acceptance of the Shares is highly speculative and subject to a high degree of risk.

4.	Further Assurances.

Each of the parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated in this Agreement, to fulfill the conditions precedent for the closing of the Exchange, and to execute such further documents and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated by it.

5.	Deliveries.

5.1	Items to be delivered by the Company to Gray.

(a)            A book entry form from the Company’s transfer agent or certificate representing the Shares will be delivered to Gray within ten (10) business days after the execution of this Agreement by all parties to it.

(b)           An executed copy of this Agreement, signed by an authorized representative of the Company.

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5.2	Items to be delivered by Gray to the Company.

(a)            An executed copy of this Agreement, signed by Gray or his/her/its authorized epresentative.

(b)           Any other document reasonably requested by the Company that it deems necessary for the consummation of the transactions contemplated by this Agreement.

6.	Survival of Representations and Warranties.

All representations, warranties and statements made by a party in this Agreement, or in any document or certificate delivered pursuant hereto, shall survive the date of the Closing for the period of the applicable statute of limitations. Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties, covenants and agreements contained in this Agreement or given at the Closing, and not upon any investigation which it might have made or any representation, warranty, agreement, promise or information, written or oral, given by the other party or by any other person, other than as specifically set forth in this Agreement.

7.	Equitable Relief.

7.1	Damages Inadequate.

Each party acknowledges that it would be impossible to measure in money the damages to the other parties if there is a failure to comply with any covenants or provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other parties to this Agreement will not have an adequate remedy at law.

7.2	Equitable Relief.

It is therefore agreed that any party to this Agreement who is entitled to the benefit of the covenants or provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate equitable and injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge a defense that there is an adequate remedy at law.

8.	Waivers.

If either party shall at any time waive any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

9.	Successors and Assigns.

This Agreement shall be binding upon, enforceable against, and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

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10.	Entire and Sole Agreement.

This Agreement and any instruments and agreements to be executed pursuant to this Agreement, set forth the entire understanding of the parties hereto with respect to its subject matter, merge and supersede all prior and contemporaneous understandings with respect to its subject matter, and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

11.	Expenses.

Each party to this Agreement will separately pay for their own respective costs of legal services, accounting, auditing, communications, and due diligence in connection with the transactions contemplated by this Agreement.

12.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The venue for any legal proceedings under this Agreement will be in the appropriate forum in the County of Bexar, State of Texas.

13.	Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which counterpart shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

14.	Attorneys’ Fees and Costs.

In the event that any party must resort to legal action in order to enforce the provisions of this Agreement or defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys’ fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post-judgment costs.

15.	Further Acts.

The parties to this Agreement hereby agree to execute any other documents and take any and all further actions which are reasonably necessary or appropriate in order to implement the transactions contemplated by this Agreement.

16.	Authorized Signatures.

Each party to this Agreement hereby represents that the persons signing below are duly authorized to execute this Agreement on behalf of their respective party.

17.	Severability.

The provisions of this Agreement are severable and, in the event that one or more of its provisions are deemed to be unenforceable or invalid for any reason, such finding will not affect the enforceability or validity of any other provision of this Agreement, which shall remain in full force and effect.

[Signatures on following page.]

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IN WITNESS WHEREOF, this Agreement has been entered into as of the date first above written.

COMPANY:	WYTEC INTERNATIONAL, INC., a Nevada corporation

	By:	/s/ William H. Gray
William H. Gray, Chief Executive Officer

	By:	/s/ Erica Perez
Erica Perez, Corporate Secretary

SHAREHOLDER:		/s/ William H. Gray
William H. Gray

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